Exhibit 3.2

MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

Corporate Name: (List the name of the company prior to any desired name change)

CENTURY PARK PICTURES CORPORATION

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

__________________________________________
Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added). If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form _1_.)

ARTICLE 1

The name of this corporation shall be IsoRay, Inc.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ Roger Girard
(Signature of Authorized Person)